                                                                     EXHIBIT 4.1


TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY.

This certificate may be presented for                                    CLASS A
transfer in Boston, MA or New York, NY                                    COMMON
                                                                          SHARES

                                                               CUSIP 45662S 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                   [GRAPHIC]

                       Infinity Broadcasting Corporation

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This is to Certify that




is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

Infinity Broadcasting Corporation (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation and the Restated By-Laws of the Corporation and all amendments thereto, copies of which are on file at the office of the Corporation, to which the holder, by acceptance hereof, assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


         Dated:

Countersigned and Registered:
             BankBoston, N.A.               Chairman and Chief Executive Officer
               Transfer Agent
                and Registrar

By                                      [SEAL]


       Authorized Signature
                                           Chief Financial Officer and Treasurer
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                       INFINITY BROADCASTING CORPORATION

RESTRICTIONS ON TRANSFER AND VOTING. The Restated Certificate of Incorporation of the Corporation, as amended, provides that, except as otherwise provided by law, the shares of capital stock represented by this certificate are subject to certain Alien ownership and transfer restrictions. Such restrictions limit the transfer and the issuance of capital stock to Aliens, as well as the total number of shares of capital stock that may be owned by Aliens and the percentage of total voting power that may be directed or controlled by Aliens. In addition, all shares of capital stock owned by Aliens shall be subject to redemption to the extent necessary to comply with such Alien ownership restrictions. As used herein, "Aliens" shall include (i) a person who is a citizen of a foreign country, (ii) any entity organized under the laws of a foreign government, (iii) a foreign government and (iv) a representative of, or an individual or entity controlled by, any of the foregoing.

CORPORATE OPPORTUNITY POLICY. The Restated Certificate of Incorporation contains provisions that, among other things, permit CBS Corporation and its subsidiaries (other than the Corporation), without liability for the breach of any duty, to engage in the same or similar business activities and lines of business as the Corporation, to do business with customers and suppliers of the Corporation and to employ or otherwise engage officers, directors and employees of the Corporation. In addition, such provisions effectively create a presumption that transactions constituting corporate opportunities for the Corporation may be pursued instead by CBS Corporation and its subsidiaries, absent a clear indication that such opportunities were directed to the Corporation.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                  UNIF GIFT MIN ACT-                      Custodian
TEN ENT -- as tenants by the entireties                              -----------------------------   ----------------------
JT TEN  -- as joint tenants with right of                                         (Cust)                      (Minor)
           survivorship and not as tenants
           in common                                                 under Uniform Gifts to Minors Act

                                                                     -----------------------------
                                                                                           (State)

Additional abbreviations may also be used though not in the above list.


For value received, _____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_____________________________   ________________________________________________

Please print or typewrite name and address, including postal zip code, of assignee
________________________________________________________________________________
________________________________________________________________________________
                                                                          shares

of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint

_________________________________________   ____________________________________
              Attorney

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to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.


Dated:_________________   NOTICE:_____________________________________________
                          The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.




Signature(s) Guaranteed:______________________________________________________


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

______________________________________________________________________________


THE FOLLOWING MUST BE EXECUTED BY THE ASSIGNEE OF THIS CERTIFICATE BEFORE TRANSFER MAY BE MADE ON THE BOOKS OF THE CORPORATION:

The undersigned hereby certifies that the assignee of the shares referred to in the foregoing Assignment is


_________ a citizen of the United States of America   ___________ an Alien


and that, if any other person can vote or control the right to vote such shares, such other person is


_________ a citizen of the United States of America   ___________ an Alien




Dated ________________________  Signature _____________________________________